UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2015
Date of Report (Date of earliest event reported)

SPIRE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-50664	88-474904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Broad Street, 5th Floor PMB#247 New York, New York	10004
(Address of principal executive offices)	(Zip Code)

(212) 504-2933 ext 2933
Registrant's telephone number, including area code

Suite 201 - 55 York Street
Toronto, Ontario M5J 1R7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5       Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2015, the Board of Directors (the "Board") of Spire Technologies Inc. (the "Company") appointed John Graham Douglas as a member of the Board.

Also on September 1, 2015, Raniero Corsini resigned as a member of the Board and from all officer positions with the Company, which resignation became effective immediately. To fill the officer vacancies left by Mr. Corsini's resignation, the Board appointed John Graham Douglas as the President, Secretary and Chief Financial Officer of the Company.

John Graham Douglas (age 68) is an experienced business executive with 35 years of financial and operational management. After graduating in 1970 with a Bachelor of Commerce Honors degree Mr. Douglas was employed by two large Canadian banks in the area of corporate finance. From 1978 through 1985 Mr. Douglas was involved in the commercial/industrial real estate development and construction industry in a financial capacity, progressing to be the President of the such company. In the period 1986 through 1992 Mr. Douglas was the chief operating officer of a large west coast Canadian transportation, warehousing, freight forwarding and sea terminal operator. In this capacity he oversaw the restructuring of such company's operations and the eventual sale of the various operating entities. Beginning in 1992 Mr. Douglas has been active as a business consultant in the area of corporate restructurings, mergers and acquisitions, corporate finance and public offerings. Mr. Douglas has been an early stage investor and assisted in raising later stage funding for several companies in a variety of industries, including beverage, food processing, clothing, tourism, real estate, construction, telecommunications, technology, mining and exploration, heavy equipment auction, oil and gas exploration and biofuels. In several instances Mr. Douglas has taken temporary positions in management and governance through transitional periods or in difficult circumstances. Mr. Douglas is a resident of Mexico and works throughout North America and the international markets. Mr. Douglas retired in December 2004 and has continued to be an active outside investor in both private and public companies.

Mr. Douglas will not be receiving any compensation for his services as an officer or member of the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE TECHNOLOGIES INC.
DATE: November 3, 2016	By: /s/ J Graham Douglas Graham Douglas, President, Chief Financial Officer and Director

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